Exhibit T3E.5

	John J. Swidler, FCA Eric A. Rodier, CA Gilles Robillard, CA Bernard Gourdeau, CA, IFA	Philip Manel, CA, CPA Yves Vincent, CA Howard I. Gross, CA Raymond Massi, CA

Court No.: 500-05-064436-015	2 Place Alexis Nihon, 22nd Floor Montreal, Quebec H3Z 3C2 Telephone (514) 934-3497 Facsimile (514) 934-3504

VOTING LETTER
(CLASS 2 — US NOTEHOLDERS)

IN THE MATTER OF THE ARRANGEMENT OF UNIFORÊT INC., UNIFORÊT SCIERIE-PÂTE INC. AND FORESTERIE PORT-CARTIER INC., bodies politic duly constituted and having their head office and main place of business at 8000 Langelier Blvd., City of St-Léonard, Province of Quebec, H1P 3K2.

Debtors

I/We,____________________________________________________________________________________________________________________________________
(name of creditor)
of_______________________________________________________________________________________________________________________________________
(address)
_________________________________________________________________________________________________________________________________________

Tel. No.:________________________________________________ Fax No.:__________________________________________________________

creditor for a total nominal value amount of $                        and belonging to Class 2 — US Noteholders as defined in the Amended Plan of Compromise and Arrangement, dated July 20, 2001 and filed on July 23, 2001 (the “Plan of Arrangement”):

Class 2 — US Noteholders

VOTE (Check one of the following boxes):

☐  FOR the acceptance of the Plan of Arrangement;

☐  AGAINST the acceptance of the Plan of Arrangement.

DATED AT                                         , this                                           day of                                        , 2002.

(Name of creditor)

Signature of witness	Signature of authorized person or authorized representative as per Proxy Form

Voting procedures:

(1)	A creditor may vote either in person, by voting letter or by proxy;

(2)	A creditor who is the beneficial owner of US Notes who chooses to vote directly can do so by firstly submitting a Proof of Claim Form to the Monitor before the opening of the meeting and then vote either by way of this Voting Letter, in person or by proxy (if the Proxy Form has also been executed and filed with the Monitor) at the meeting;

(3)	A creditor who is the beneficial owner of US Notes who chooses to vote through a broker, proxy intermediary or other nominee, must file the Proof of Claim Form, the Proxy Form and the Voting Letter with such broker, proxy intermediary or other nominee who in turn must submit a Master Ballot in prescribed form to the Monitor before the opening of the meeting. Master Ballot Forms have been sent to brokers, proxy intermediaries or other nominees of record.